32.1	CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 AND 18 U.S.C. SECTION 1350.

I, G. Dexter Morris, the Chief Executive Officer and Chief Financial Officer of Labwire, Inc., hereby certify that to my knowledge, Labwire, Inc.’s annual report on Form 10-K for the period ended December 31, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the periodic report on Form 10-K and the financial statements contained therein fairly presents, in all material respects, the financial condition and results of the operations of Labwire, Inc.

Date: May 8, 2009

/s/ G. Dexter Morris
G. Dexter Morris
Chief Executive Officer and Chief Financial Officer